Exhibit 5.1

[Company Letterhead]

May 14, 2012

GAMCO Investors, Inc.
One Corporate Center
Rye, New York 10580-1422

Re: GAMCO Investors, Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

I am Acting General Counsel and Secretary of GAMCO Investors, Inc. (the “Company”), a corporation organized under the laws of the State of New York.  I am acting as counsel for the Company in connection with the preparation of the Shelf Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act, of the following securities of the Company with an aggregate public offering price not to exceed $500 million or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies or composite currencies as shall be designated by the Company: (i) shares of Class A Common Stock, par value $.001 per share, of the Company (“Common Stock”); (ii) shares of preferred stock, par value $.001 per share, of the Company (the “Preferred Shares”), in one or more series to be designated; (iii) senior or subordinated debt securities, which in either case may be secured or unsecured, may be in one or more series (the “Debt Securities”), and may be issued under the Senior Indenture (the “Senior Indenture”) by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), filed as an exhibit to the Registration Statement, or the Subordinated Indenture (the “Subordinated Indenture”), proposed to be entered into by and between the Company and the Trustee, a form of which is filed as an exhibit to the Registration Statement (collectively, the “Indentures”); (iv) stock purchase contracts of the Company (the “Stock Purchase Contracts”) obligating the holders to purchase from or sell to the Company, and the Company to sell to or purchase from the holders, Common Stock or Preferred Stock at a future date or dates, which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and a purchase contract agent or agents to be named (the “Stock Purchase Contract Agent” or the “Stock Purchase Contract Agents”); (v) stock purchase units of the Company (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and/or any of the Debt Securities or debt obligations of third parties, including United States treasury securities, other stock purchase contracts or common stock, securing a holder’s obligation to purchase or to sell, as the case may be, shares of Common Stock or shares of Preferred Stock under the Stock Purchase Contract; and (vi) such indeterminate amount of Debt Securities and number of shares of Common Stock and Preferred Stock as may be issued upon conversion, exchange, exercise or settlement of any Preferred Stock or Debt Securities, including as may be issued pursuant to anti-dilution adjustments, in amounts and at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”). The Common Stock, the Preferred Stock, the Debt Securities, the Stock Purchase Contracts, the Stock Purchase Units, and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”); (iii) the Amended and Restated Bylaws of the Company as currently in effect (the “Bylaws”); (iv) certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration and offering of the Offered Securities; (v) the Senior Indenture; (vi) the form of Subordinated Indenture; and (vii) the Statements of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, which are filed as exhibits to the Registration Statement. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. I have also assumed that the Subordinated Indenture will be duly authorized, executed and delivered by the Trustee thereunder, in substantially the form reviewed by me, and any Debt Securities that may be issued thereunder or under the Senior Indenture will be duly authenticated in accordance with the Indentures. In addition, I have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indentures and the Offered Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any regulatory or governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

My opinions set forth herein are limited to the New York Business Corporation Law (“NYBCL”) and the other laws of the State of New York that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued or offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Securities Act, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.           With respect to any offering of Common Stock by the Company, including any Indeterminate Securities (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under the NYBCL representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange, exercise or settlement of any Preferred Stock or Debt Securities), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.

2.           With respect to the shares of any series of Preferred Stock, including any Indeterminate Securities (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the NYBCL (the “Certificate of Designation”); (v) the filing of the Certificate of Designation with the Secretary of State of the State of New York has duly occurred; (vi) the terms of the Offered Preferred Stock and of its issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under the NYBCL representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Preferred Stock.

3.           With respect to any series of Debt Securities, including any Indeterminate Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Trustee; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies and (d) waivers of any usury defense contained in the applicable Indenture or Offered Debt Securities which may be unenforceable.

4.           With respect to any Stock Purchase Contracts (the “Offered Stock Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Contracts and related matters; (v) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the applicable Stock Purchase Contract Agent; (vi) the Preferred Stock or Common Stock relating to such Offered Stock Purchase Contracts has been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Offered Stock Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Stock Purchase Contract Agreement and duly issued and sold in the applicable form filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Contracts (including any Stock Purchase Contracts duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold in accordance with the applicable Stock Purchase Contract Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized.

5.           With respect to any Stock Purchase Units (the “Offered Stock Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Units and related matters; (v) the terms of the Offered Stock Purchase Units and the related Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement of which the Offered Stock Purchase Units are a component so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Stock Purchase Contract Agent; (vi) the Preferred Stock or Common Stock relating to such Offered Stock Purchase Contracts has been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Offered Stock Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Stock Purchase Contract Agreement and duly issued and sold in the applicable form filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Units (including any Stock Purchase Units duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold in accordance with the applicable Stock Purchase Contract Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized.

I do not express any opinion, however, as to whether the execution and delivery by the Company of the Indentures and any Offered Debt Securities, and the performance by the Company of its obligations thereunder, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Thomas J. Hearity
      Thomas J. Hearity